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                                                                    EXHIBIT 11.1

                         CONCENTRIC NETWORK CORPORATION

             STATEMENT REGARDING THE COMPUTATION OF PER SHARE LOSS
                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

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
                                       YEAR ENDED            SIX MONTH PERIOD
                                      DECEMBER 31,            ENDED JUNE 30,
                                ---------------------------  ------------------
                                 1994      1995      1996      1996      1997
                                -------  --------  --------  --------  --------
                                                                (UNAUDITED)
Net loss......................  $(4,290) $(22,008) $(66,381) $(25,800) $(27,585)
                                =======  ========  ========  ========  ========
Weighted average common shares
 outstanding..................    1,342     1,331     1,391     1,389     1,392
Common equivalent shares from
 issuances of options,
 warrants and common stock
 during the twelve month
 period prior to the Company's
 proposed initial public
 offering.....................      653       653       653       653       732
                                -------  --------  --------  --------  --------
Shares used in computing net
 loss per share...............    1,995     1,984     2,044     2,042     2,128
                                =======  ========  ========  ========  ========
Net loss per share............  $ (2.15) $ (11.09) $ (32.48) $ (12.64) $ (12.96)
                                =======  ========  ========  ========  ========
Convertible preferred stock ..                        3,546               5,455
                                                   --------            --------
Pro forma weighted average
 shares outstanding...........                        5,590               7,582
                                                   ========            ========
Pro forma net loss per share..                     $ (11.88)           $  (3.64)
                                                   ========            ========
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